SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2003

Onvia.com, Inc.

(Exact name of registrant as specified in its charter)

000-29609

(Commission File Number)

Delaware	91-1859172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1260 Mercer Street

Seattle, WA 98109

(Address of principal executive offices, with zip code)

(206) 282-5170

(Registrant’s telephone number, including area code)

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

99.1    Press release dated August 8, 2003 announcing financial results for the second quarter ended June 30, 2003.

Item 12.    Results of Operations and Financial Condition

On August 8, 2003, Onvia.com, Inc. (“Onvia”), a Delaware corporation, issued a press release announcing earnings for the quarter ended June 30, 2003. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Onvia included in its earnings release a non-GAAP financial measure related to net cash used in operations, excluding idle facility payments related to certain of Onvia’s leases. Each non-GAAP financial measure presented in the earnings press release was included because Onvia’s management uses this information to monitor and evaluate operating cash flow profitability, excluding certain items.

Excluding the idle lease facility payments from Onvia’s net cash used in operations provides users of the financial statements an important insight into Onvia’s financial position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onvia.com, Inc.

Date: August 8, 2003	By:	/s/ CLAYTON W. LEWIS
Clayton W. Lewis President and Chief Operating Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release dated August 8, 2003 announcing financial results for the second quarter ended June 30, 2003.